MACC PRIVATE EQUITIES INC.                            NEWS RELEASE
101 Second Street, S.E., Suite 800
Cedar Rapids, Iowa  52401
(319) 363-8249

For more information contact:                             For Immediate Release
      David R. Schroder, President                           February 27, 2001
      Robert A. Comey, Executive Vice President
      (319) 363-8249
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MACC PRIVATE EQUITIES ELECTS NEW DIRECTOR

      Cedar Rapids, Iowa, February 27, 2001. MACC Private Equities Inc. (NASDAQ: "MACC") today held its Annual Meeting of Shareholders.

      Paul Bass, Chairman of MACC, announced at the meeting that the Board of Directors of MACC had declared a 20% stock split to be effected in the form of a stock dividend. The stock dividend will be payable to stockholders of record as of the close of business on March 15, 2001, and will be distributed on March 30, 2001. The March, 2001 stock dividend will mark the fifth consecutive annual stock dividend declared by the MACC Board of Directors.

      At the meeting, representatives of MACC discussed the financial results of MACC for its fiscal year ended September 30, 2000. Based upon audited financial results, MACC achieved a net asset value of $25,646,569 at September 30, 2000. At that date, MACC had 1,941,879 shares of common stock issued and outstanding.

      The following summarizes shareholder action taken at the meeting and is based on preliminary voting results. At the meeting, MACC shareholders reelected two Directors of MACC, Michael W. Dunn and Jeri J. Harman, directors since 1994 and 1999 respectively. One new director was also elected, Gordon J. Roth. Mr. Roth is CFO of Roth Capital Partners, Inc., an independent investment banking firm specializing in small-cap companies in Newport Beach, California. All three were elected to serve three year terms. The shareholders also ratified the appointment of KPMG LLP as independent auditors for MACC for the fiscal year ending September 30, 2001.

      MACC is a business development company in the business of making investments in small businesses in the United States through its wholly-owned subsidiary, MorAmerica Capital Corporation, a small business investment company. MACC common stock is traded on The Nasdaq National Market under the symbol "MACC."